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                                 EXHIBIT 99.5
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                                                         BROOKLINE BANCORP, INC.
                                                                          [LOGO]
STOCK ORDER FORM

Please read and complete this Stock Order Form. Instruction are included on the reverse side of this form.

DEADLINE FOR DELIVERY
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11:00 a.m., Boston Time, on __________, 1998

Please mail the Stock Order Form to the enclosed business reply envelope to the address listed below or hand-deliver to any Brookline Savings Bank office. Brookline Bancorp, Inc. Is not required to accept copies of Stock Order Forms.
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NUMBER OF SHARES
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(1) Number of Shares      Price per Share    Total Amount Due

    _______________    x       $10.00      =  $_____________
    (25 Share Minimum)
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OFFICE USE ONLY

________________          __________________          ________________
Date Rec'd                    Batch #                    Order #
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METHOD OF PAYMENT
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(2) __ Enclosed is a check or money order payable to Brookline Savings Bank for
$__________.

(3) __ I authorize Brookline Savings Bank to make the withdrawal(s) from the Brookline Savings Bank account(s) listed below, and understand that the amounts I authorize below will not otherwise be available to me once this Stock Order Form is authorized:

Account Number(s)                             Amount(s)
-----------------                             ---------
__________________________________            ___________________
__________________________________            ___________________
__________________________________            ___________________
__________________________________            ___________________


Total Withdrawal                            $ ===================

There is no early withdrawal penalty for the purchase of stock.
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PURCHASE INFORMATION
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(4) Check the box which applies.
    (a) __ Check here if you were a depositor of Brookline Savings Bank on September 30. 1996. List any account(s) you had at that date.
    (b) __ Check here if you were not a depositor at September 30, 1996. but you were a depositor on December 31, 1997. List any account(s) you had at that date.
    (c) __ Check here if you have never been a Brookline Savings Bank depositor.
                                  -----

    Account Title (Name(s) on Account               Account Number
______________________________________              _________________________
______________________________________              _________________________
______________________________________              _________________________
______________________________________              _________________________

If additional space is needed, please use back of this Stock Order Form.
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STOCK REGISTRATION (Please Print Clearly)
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(5) __________________________________    (6) _________________________________
    (First Name)   (M.I.)  (Last Name)        Social Security # or ID# (stock
                                              certificate will show this number)

    __________________________________        _________________________________
    (First Name)   (M.I.)  (Last Name)        Social Security # or Tax ID#


    __________________________________    (7) _________________________________
    (Street Address)                          (Daytime Phone Number)


    __________________________________        _________________________________
    (City)      (State)          (Zip)        (Evening Phone Number)

(8) Form of Stock Ownership (check one)

__  Individual      __ Joint Tenants  __Tenants in Common  __Uniform Transfer in
                                                             Minors
__  Individual      __ Corporation    __Fidiciary (Under   --Other_____________
    Retirement Account                  Agreement Dated__,
    (IRA)                               199__)
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NASD AFFILIATION(If Applicable)
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__ Check here and initial below if you are a member of the NASD ("National
Association of Securities Dealers") or a person associated with an NASD member or a member of the immediate family of any such person to whose support such person contributes, directly or indirectly, or if you have an account in which an NASD member, or person associated with an NASD member, has a beneficial interest. I agree (i) not to sell, transfer, or hypothecate the stock for a period of 90 days following issuances; and (ii) to report this subscription in writing to the applicable NASD member I am associated with within one day of payment for the stock.
______(Please initial)
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ACKNOWLEDGEMENT AND SIGNATURE (VERY IMPORTANT)
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I(we) acknowledge receipt of the Prospectus dated___, 1998, and I(we) have read the conditions described therein (including the section entitled "Risk Factors"). I(we) understand that, after receipt by Brookline Savings Bank, this order may not be modified or withdrawn without the consent of Brookline Savings
      -------
Bank. I(we) hereby certify that the shares which are being subscribed for are for my (our) account only, and that I(we) have no present agreement or understanding regarding any subsequent sale or transfer of such shares and I(we) confirms that my(our) order does not conflict with the purchase limitation and ownership limitation provisions in the Plan of Reorganization from a Mutual Savings Bank to a Mutual Holding Company and Stock Issuance Plan. I(we) acknowledges that the common stock being ordered is not a deposit or savings account, is not insured by the FDIC, Massachusetts Depositors Insurance Fund and is not guaranteed by Brookline Savings Bank, or any government agency. Under penalties of perjury, I(we) certify that (1) the Social Security #(s) or Tax ID#(s) given above is(are) correct; and (2) I(we) am(are) not subject to backup withholding tax (You must cross out #2 above if you have been notified by the Internal Revenue Service that you are subject to backup withholding because of underreporting interest or dividends on your tax return).

Please sign and date this form. Only one signature is required unless authorizing a withdrawal from a Brookline Savings Bank deposit account requiring more than one signature to withdraw funds. If signing as a custodian, corporate officer,etc., please include your full title.

___________________________________________
Signature  Title (if applicable)  Date     Stock Information Center: Brookline
                                                                    Savings Bank
                                                                    160
___________________________________________
Signature(if required)            Date                              Washington
                                                                    St.
                                                                    Brookline,MA
                                                                    02147

THIS ORDER NOT VALID UNLESS SIGNED        QUESTIONS? Call (617)_____ or (800)___
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                                               9:00 am to 4:00 pm, Monday-Friday
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THE SHARES OF COMMON STOCK ARE NOT SAVINGS ACCOUNTS OR SAVINGS DEPOSITS AND ARE
NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE FDIC,
   MASSACHUSETTS DEPOSITORS INSURANCE FUND, OR ANY OTHER GOVERNMENT AGENCY.

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                         STOCK ORDER FORM INSTRUCTIONS
                         -----------------------------

1 - Indicate the number of shares of Brookline Bancorp, Inc. common stock that you wish to purchase and indicate the amount due. The minimum purchase is 25 shares or $250. No person may purchase in the Subscription Offering more than $300,000. No person, together with associates or persons acting in concert with such person, may purchase in the Community Offering more than $300,000. No person, or persons acting in concert with such person, may purchase in aggregate more than $1.0 million in the Offering. The categories of the Offering are described in the Prospectus, page ___. Brookline Savings Bank reserves the right to accept or reject orders placed in the Offering.

2 - Payment for shares may be made by check or money order payable to Brookline Savings Bank. Funds received in this form of payment will be cashed immediately and deposited into a separate account established for the purposes of this Offering. You will earn interest at Brookline Savings Bank's passbook rate (currently ___%) from the time funds are received until the Offering is consummated.

3 - You may pay for your shares by withdrawal from your Brookline Savings Bank deposit account(s). Indicate the account number(s) and the amount(s) to be withdrawn. These funds will be unavailable to you from the time this Stock Order Form is received until the Offering is consummated. The funds will continue to earn interest at the account's contractual rate until the Offering is consummated. Please contact the Stock Information Center early in the Offering period, if you are intending to utilize Brookline Savings Bank IRA funds (or any other IRA funds) to make your stock purchase.

4 - Check the applicable box. This information is very important because eligibility dates are utilized to prioritize your order in the that we receive more stock orders than available stock. List the name(s) on the deposit account(s) and account number(s) that you held at the applicable date. Please see the portion of the Prospectus entitled "The Conversion - The Offerings" for a detailed explanation of how shares will be allocated in the event the Offering is oversubscribed. Failure to complete this section could result in a loss of
                   ----------------------------------------------------------
all or part of your stock allocation.
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(Continued from previous page)

          Account Title (Name(s) on Account)           Account Number
          ----------------------------------           --------------

          __________________________________           ______________

          __________________________________           ______________

          __________________________________           ______________

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5 - Please CLEARLY PRINT the name(s) and address in which you want the stock certificate registered and mailed. If you are exercising subscription rights by purchasing in the Subscription Offering as a Brookline Savings Bank (i) eligible depositor as of 9/30/96 or (ii) eligible depositor as of 12/31/97, you must register the stock in the name of one of the account holders listed on your account as of the applicable date. However, adding the name(s) of other persons
                                   -------
who are not account holders, or were account holders at a later date than yourself, will be a violation of your subscription right and will result in a loss of your purchase priority. NOTE: ONE STOCK CERTIFICATE WILL BE GENERATED PER ORDER FORM. IF VARIOUS REGISTRATIONS AND SHARE AMOUNTS ARE DESIRED ON VARIOUS CERTIFICATES, A SEPARATE STOCK ORDER FORM MUST BE COMPLETED FOR EACH CERTIFICATE DESIRED.

6 - Enter the Social Security Number or Tax ID Number of the registered owner(s). The first number listed will be identified with the stock certificate.

7 - Be sure to include at least one phone number, in the event you must be contacted regarding this Stock Order Form.

8 - Please check the one type of partnership applicable to registration. An explanation of each follows:

                       GUIDELINES FOR REGISTERING STOCK

     For reasons of clarity and standardization, the stock transfer industry has developed uniform stockholder registrations which we will utilize in the issuance of your Brookline Bancorp, Inc. Stock Certificate(s). If you have any questions, please consult your legal advisor.

     Stock ownership must be registered in one of the following manners:

_____________________________________

INDIVIDUAL:         Avoid the use of two initials. Include the first given name, middle initial and last name of the stockholder. Omit words of limitation that do not affect ownership rights such as "special account," "single man," "personal property," etc.
                    If the stock is held individually upon the individual's death, the stock will be owned by the individual's estate and distributed as indicated by the individual's will or otherwise in accordance with law.

_____________________________________

JOINT: Joint ownership of stock by two or more persons shall be inscribed on the certificate with one of the following types of joint ownership. Names should be joined by "and"; do not connect with "or." Omit titles such as "Mrs.," "Dr.," etc. JOINT TENANTS -- Joint Tenancy with Rights of Survivorship and act as Tenants in Common may be specified to identify two or more owners where ownership is intended to pass automatically to the surviving tenant(s).
                    TENANTS IN COMMON -- Tenants in Common may be specified to identify two or more owners. When stock is held as tenancy in common, upon the death of one co-tenant, ownership of the stock will be held by the surviving co-tenant(s) and by the heirs of the deceased co-tenant. All parties must agree to the transfer or sale of shares held in this form of ownership.

_____________________________________

UNIFORM             Stock may be held in the name of a custodian for a minor
TRANSFER TO         under the Uniform Transfers to Minors laws of the individual
MINORS:             states. There may be only one custodian and one minor
                    designated on a stock certificate. The standard abbreviation of custodian is "CUST.", while the description "Uniform
                    Transfers to Minors Act" is abbreviated "UNIF TRAN MIN ACT."
                    Standard U.S. Postal Service state abbreviations should be used to describe the appropriated state. For example, stock held by John P. Jones under the Uniform Transfers to Minors
                    Act will be abbreviated:

                         JOHN P. JONES CUST SUSAN A. JONES
                         UNIF TRAN MIN ACT MA

_____________________________________

FIDUCIARIES:        Stock held in a fiduciary capacity must contain the
                    following:

                    1.   The name(s) of the fiduciary:

                              .If an individual, this the first given name,
                               middle initial, and last name.
                              .If a corporation, list the corporate title.
                              .If an individual and a corporation, list the
                               corporation's title before the individual.

                    2.        The fiduciary capacity:

                              .Administrator
                              .Conservator
                              .Committee
                              .Executor
                              .Trustee
                              .Personal Representative
                              .Custodian

                    3. The type of document governing the fiduciary relationship. Generally, such relationships are either under a form of living trust agreement or pursuant to a court order. Without a document establishing a fiduciary relationship, your stock may not be registered in a fiduciary capacity.

                    4. The date of the document governing the relationship. The date of the document need not be used in the description of a trust created by a will.

                    5.        Either of the following:

                                   The name of the maker, donor or testator OR
                                   The name of the beneficiary

                                   Examples of Fiduciary Ownership:

                                        JOHN D. SMITH TRUSTEE FOR TOM A. SMITH
                                        UNDER AGREEMENT DATED 6/9/74